Exhibit 99.4

Justice
Legal Services Branch	In reply, please refer to:
Room 730 Woodsworth Building 405 Broadway Winnipeg MB R3C 3L6	Mary M. McGunigal General Counsel
	Phone: Fax:	(204) 945-2834 (204) 948-2244
File No: FI

November 30, 2015

CIBC World Markets Corp.

RBC Capital Markets, LLC

National Bank of Canada Financial Inc.

Scotia Capital (USA) Inc.

As Representatives of the several Underwriters

c/o CIBC World Markets Corp.

300 Madison Avenue

5th Floor

New York, New York 10017

United States of America

Dear Sir/Madam:

With reference to the requirements of paragraph (b) of Section 6 of the Underwriting Agreement dated November 20, 2015 (the “Underwriting Agreement”), between the Province of Manitoba (the “Province”) and CIBC World Markets Corp., RBC Capital Markets, LLC, National Bank of Canada Financial Inc. and Scotia Capital (USA) Inc., as Representatives (the “Representatives”) of the several Underwriters (the “Underwriters”) named in Schedule II thereto, providing for the sale of U.S. $1,000,000,000 aggregate principal amount of 2.05% Global Debentures Series GM due November 30, 2020, of the Province (the “Debentures”) to the Underwriters, severally, I have examined the following:

(a)	The Financial Administration Act, being the legislative authority under which the issue of the Debentures is authorized;

(b)	A copy of the Order of the Lieutenant Governor in Council of the Province with respect to the financing, No. 396/2015, approved on the 22nd day of September, 2015 and a copy of the Order of the Lieutenant Governor in Council of the Province with respect to the appointment of the Honourable Greg Dewar as Minister of Finance, No. 456/2014, approved on the 3rd day of November, 2014;

(c)	A copy of the Registration Statement (File No. 333-200405) including any documents incorporated therein by reference (collectively, the “Registration Statement”), and all amendments thereto filed by the Province with the Securities and Exchange Commission of the United States of America, as well as the Prospectus, dated January 21, 2015, the Preliminary Prospectus Supplement, dated November 20, 2015 (the “Preliminary Prospectus Supplement”), the Final Term Sheet, dated November 20, 2015 (the “Final Term Sheet”) (such Preliminary Prospectus Supplement and Final Term Sheet, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and the Prospectus Supplement dated November 20, 2015 (the “Prospectus Supplement”) constituting a part of such Registration Statement and filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended;

(d)	A copy of the Underwriting Agreement;

(e)	A copy of the Fiscal Agency Agreement;

(f)	The specimen forms of the Global Debentures; and

(g)	Such other statutes, documents, records, certificates and proceedings as I have considered necessary for the purposes of this opinion.

Based on the foregoing, in my opinion:

1.	The Debentures have been duly authorized, executed, issued and delivered in accordance with the laws of the Province of Manitoba, the Order of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto and constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with their terms;

2.	The Debentures rank pari passu with all other debentures, bonds and notes constituting general obligations of the Province outstanding on November 30, 2015;

3.	All necessary action has been duly taken by or on behalf of the Province, and all necessary authorizations and approvals under the laws of the Province of Manitoba have been duly obtained, and no such authorizations or approvals under the laws of Canada are necessary, for the authorization, execution and delivery by the Province of the Underwriting Agreement, the Fiscal Agency Agreement and the Debentures and for the issuance, sale and delivery of the Debentures under the Underwriting Agreement and the Fiscal Agency Agreement;

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4.	The Underwriting Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Manitoba and the Order of the Lieutenant Governor in Council of the Province applicable thereto, and there are no laws of Canada applicable thereto;

5.	There are no withholding or other income taxes or capital gains taxes payable under the laws of Canada or of the Province of Manitoba in respect of the Debentures, or the premium thereon, if any, or the interest thereon by an owner who is not, and is not deemed to be, a resident of Canada and who does not use or hold, and who is not deemed to use or hold, the Debentures in carrying on business in Canada, and no estate taxes or succession duties are presently imposed by Canada or the Province of Manitoba;

6.	I have no reason to believe that the Registration Statement, the Pricing Disclosure Package, or the Prospectus Supplement or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; my opinion with respect to Canadian taxes under the caption “Description of Securities” in the Prospectus is accurately described therein; the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and I do not know of any legal or governmental proceedings required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus Supplement which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus Supplement, or filed as exhibits to the Registration Statement, which are not described and filed as required;

7.	The execution and delivery by the Province of the Underwriting Agreement and the Fiscal Agency Agreement, the creation, offering, issue and sale of the Debentures and the performance by the Province of its obligations under the Underwriting Agreement and the Fiscal Agency Agreement will not violate, conflict with or result in a breach of any indenture, agreement or other instrument to which the Province is a party or by which the Province is bound; and

8.	No litigation or proceedings of any nature are now pending or threatened attacking or in any way attempting to restrain or enjoin the issue and delivery of the Debentures or in any manner questioning the authority and proceedings under which the Debentures are issued, or affecting the validity thereof, or contesting the title or official capacity of the Honourable Greg Dewar, Minister of Finance of the Province, who is authorized by Order of the Lieutenant Governor in Council No. 396/2015 to sign the Debentures, or the authority of any of the persons authorized to countersign the Debentures under the designation “Authorized Signing Officer”, and no authority or proceedings for the issuance of the said Debentures have been modified, repealed, revoked or rescinded in whole or in part.

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In rendering the foregoing opinion, I have relied, with your approval, upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and I do not express any opinion as to the financial or statistical data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Also in rendering the foregoing opinion, I have assumed that the Debentures being delivered today are in the form of the Global Debentures examined by me and bear the seal of the Department of Finance of the Province, the signature of the Honourable Greg Dewar, the Minister of Finance of the Province, and the countersignature of a person authorized by Order of the Lieutenant Governor in Council of the Province No. 396/2015, which facts I have not verified by inspection.

Yours very truly,

/s/ Mary M. McGunigal
Mary M. McGunigal
General Counsel, Legal Services Branch Department of Justice Province of Manitoba

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No. 396/2015

ORDER IN COUNCIL

ORDER

1.	The Minister of Finance and each of the Designated Officers listed in paragraph 3 are authorized to raise money by way of loan on the credit of the Government of Manitoba for the purposes set out in section 53 of The Financial Administration Act, up to the maximum amount of $2,000,000,000.00 (Canadian).

2.	The total amount of money that may be raised by way of loan on the credit of the Government of Manitoba under this Order shall be the sum of the principal amounts payable on the settlement dates of the loans raised and the maturity dates of the provincial securities issued.

When money is raised by way of loan in a currency other than Canadian dollars, these amounts shall be determined by applying section 52 of The Financial Administration Act.

3.	The following persons are “Designated Officers” for the purpose of raising money by way of loan on the credit of the Government of Manitoba under this Order:

(a)	the Deputy Minister of Finance;

(b)	the Assistant Deputy Minister of Finance - Treasury Division;

(c)	the Director of Capital Markets for the Department of Finance;

(d)	the Assistant Director of Capital Markets for the Department of Finance.

4.	Provincial securities issued under the authority of this Order shall be signed by the Minister of Finance and countersigned by one of the following persons:

(a)	a Designated Officer listed in paragraph 3; or

(b)	a person authorized to act on behalf of the fiscal, issuing or paying agent appointed under a fiscal, issuing or paying agent agreement entered into by a Designated Officer for provincial securities issued under the authority of this Order.

A person who countersigns a provincial security shall be described on it as an “Authorized Signing Officer”.

5.	Money raised by loan under the authority of this Order, and the interest and any premium on it, is a direct and unconditional obligation of the Government of Manitoba. This obligation is a charge on, and is payable out of, the Consolidated Fund and ranks equally with all other loans constituting general obligations of the Government of Manitoba. The Government of Manitoba shall not prefer one obligation above another for any reason, including priority of date of issue or currency of payment.

6.	If the Government of Manitoba secures any present or future loan by a lien, pledge or other charge upon any of its present or future assets or revenues, a loan under the authority of this Order shall share in and be secured by the lien, pledge or other charge equally and rateably with the other loans. The Order or other instrument creating the lien, pledge or other charge shall expressly provide for this.

7.	The Minister of Finance and each of the Designated Officers have the authority to do all acts and things permitted under The Financial Administration Act with respect to raising money by way of loan on the credit of the Government of Manitoba under this Order.

8.	In addition to the authority granted by paragraph 7 of this Order, the Minister of Finance and each of the Designated Officers are authorized to:

(a)	appoint legal counsel or agents to act on behalf of the Government of Manitoba and provide services in respect of raising money by way of loan; and

(b)	certify in writing the amount of money that may be raised by way of loan on the credit of the Government of Manitoba. A certificate signed by the Minister of Finance or a Designated Officer is conclusive evidence of the amount that may be raised and is binding on the Government of Manitoba in respect of each loan made under the authority of this Order.

PSF 40 – 29040 2015	Page 1 of 3

I hereby certify that the within instrument is a true and correct copy of Order in Council No. 396/2015.

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this 30th day of November, A.D. 2015.

Clerk of the Executive Council

No. 396/2015

AUTHORITY

The Financial Administration Act, C.C.S.M. c. F55, states:

Authorization of debt

49(1) No money shall be raised on the credit of the government except under the authority of this or another Act of the Legislature.

Raising money to refinance debt or for temporary purposes

49(2) The government may raise money on its credit

(a)	for the purposes stated in clauses 53(c) and (d); or

(b)	for temporary purposes.

Authority to raise money

50(1) When this or any other Act of the Legislature confers on the government the power to raise money on the credit of the government, the Lieutenant Governor in Council may by Order authorize the Minister of Finance or may designate and authorize an officer of the Department of Finance to raise money to a specified maximum amount on the credit of the government.

Manner of raising money

50(2) An Order of the Lieutenant Governor in Council under subsection (1) authorizes the Minister of Finance or designated officer to raise money by way of loan in any of the following ways;

(a)	by the issue and sale of provincial securities;

(b)	from a bank, trust company, credit union or other financial institution;

(c)	in any other manner.

Powers re raising money

50(3) When the Minister of Finance or designated officer raises money by the issue and sale of provincial securities, he or she may determine

(a)	the principal amount of the provincial securities to be issued;

(b)	the rate of interest payable and the rate of any premium or discount applicable on the provincial securities;

(c)	the currency in which the principal amount of the provincial securities and any interest or premium are payable;

(d)	the sale price of the provincial securities;

(e)	the form, denomination and dates of issue and maturity of the provincial securities; and

(f)	any other terms and conditions of the provincial securities.

Raising money in foreign currency

52 When the Minister of Finance or designated officer raises money by way of loan in a currency other than Canadian dollars,

(a)	the balance remaining of the authority to raise money granted by an Order of the Lieutenant Governor in Council under subsection 50(1) shall be calculated by converting the amount of that currency into Canadian dollars using the Bank of Canada Canadian dollar noon spot exchange rate on the third business day immediately preceding the day on which the Minister of Finance or designated officer finalizes the terms and conditions applying to the loan (referred to in this subsection as the “valuation date”);

(b)	the amount of authority under this or any other Act of the Legislature to raise money shall be abated by

(i)	if the amount of the loan raised in the currency is converted to Canadian dollars, the amount of the Canadian dollars, and

(ii)	if the amount of the loan raised in the currency is not converted to Canadian dollars, the amount that is obtained when the amount of the loan in the currency is converted at the Bank of Canada Canadian dollar noon spot exchange rate for that currency on the settlement date for the loan; and

PSF 40 – 29040 2015	Page 2 of 3

No. 396/2015

(c)	if, as a result of the fluctuation in value of the currency from the valuation date to the date of conversion or settlement as set out in subclause (b)(ii), the amount abated under clause (b) together with the amount of any other money raised under any Act of the Legislature exceeds the aggregate of the amounts authorized under this and any other Act of the Legislature, the excess shall be applied in repayment of any debt of the government and shall be reported in the public accounts.

Purposes of money raised under section 50

53 Money raised under section 50 shall be raised for one or more of the following purposes:

(a)	funding the Consolidated Fund when the Minister of Finance determines that it is insufficient to meet the disbursements lawfully authorized to be made from it;

(b)	funding advances and loans authorized under this or any other Act of the Legislature;

(c)	redeeming or repaying provincial securities;

(d)	redeeming or repaying securities the repayment of which has been guaranteed by the government.

Execution of provincial securities

54(1) Subject to subsection (2), provincial securities shall be

(a)	signed by the Minister of Finance; and

(b)	countersigned by an officer of the Department of Finance or another person designated by the Lieutenant Governor in Council for the purpose of this section.

Reproduced signature

55 The signature of a person required to execute provincial securities that is engraved, lithographed, printed or electronically or otherwise reproduced is for all purposes the signature of that person and is binding on the government notwithstanding that the person whose signature is reproduced may not have held office at the date of the provincial securities or at the date they are delivered.

PSF 40 – 29040 2015	Page 3 of 3

No. 456/2014

ORDER IN COUNCIL

ORDER

1.	Order in Council 358/2013 (as amended by Orders in Council 407/2013 and 142/2014) is amended by this Order.

2.	Paragraph 5 is replaced with the following:

5.	The Honourable Eric Robinson, a Member of the Executive Council, continues to hold office during pleasure as Minister of Aboriginal and Northern Affairs and as Minister charged with the administration of

The Communities Economic Development Fund Act                 C155

and is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister responsible for Manitoba Hydro.

3.	Paragraph 7 is struck out.

4.	The following is added before paragraph 8:

7.1	The Honourable Drew Caldwell, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Municipal Government.

5.	Paragraph 8 is replaced with the following:

8.	The Honourable Peter Bjornson, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Education and Advanced Learning.

6.	Paragraph 9 is struck out.

7.	Paragraph 10 is replaced with the following:

10.	The Honourable Kerri Irvin-Ross, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Housing and Community Development, as Minister responsible for the Civil Service and as Minister responsible for Persons with Disabilities and continues to hold office during pleasure as Minister of Family Services and as Minister responsible for the Status of Women.

8.	Paragraph 11 is struck out.

9.	Paragraph 12 is struck out.

10.	Paragraph 14 is struck out.

11.	Paragraph 15 is replaced with the following:

15.	The Honourable Kevin David Chief, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Jobs and the Economy and continues to hold office during pleasure as Minister responsible for relations with the City of Winnipeg within the Department of Municipal Government.

12.	Paragraph 17 is replaced with the following:

17.	The Honourable Sharon Blady, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Health.

13.	Paragraph 19 is replaced with the following:

19.	The Honourable James Allum, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Justice and Attorney General, as Keeper of the Great Seal of the Province of Manitoba, as Minister responsible for Constitutional Affairs and as Minister charged with the administration of

The Manitoba Public Insurance Corporation Act                     P215.

PSF 40 – 29040 June 2007	Page 1 of 2

I hereby certify that the within instrument is a true and correct copy of Order in Council No. 456/2014.

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this 30th day of November, A.D. 2015.

Clerk of the Executive Council

Executive Council

No. 456/2014

14.	The following is added after paragraph 19:

19.1	The Honourable Greg Dewar, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Finance and as Minister charged with the administration of

The Crown Corporations Public Review and Accountability Act     C336.

19.2	The Honourable Deanne Crothers, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Healthy Living and Seniors.

19.3	The Honourable Melanie Wight, a Member of the Executive Council, is appointed under the Great Seal of the Province of Manitoba to hold office during pleasure as Minister of Children and Youth Opportunities.

15.	This Order is effective immediately.

AUTHORITY

The Executive Government Organization Act, C.C.S.M. c. E170, states:

Presiding over departments

3(1) The Lieutenant Governor in Council may appoint, under the Great Seal of the province, from among the ministers, to hold office during pleasure, a President of the executive council and ministers to preside over the several departments and to discharge such duties, exercise such powers and perform such functions as he may prescribe; and the Lieutenant Governor in Council may determine the titles by which those ministers shall be known.

Additional departments

3(2) One minister may be appointed to preside over two or more departments.

...

Transfer of minister’s duties, etc.

5(1) The Lieutenant Governor in Council may transfer and assign to any minister, by name, title or otherwise, any or all of the powers, duties and functions given or imposed by law to or on any other minister.

Exercise of transferred powers, etc.

5(2) Where any or all of the powers, duties and functions of a minister are transferred to another minister under subsection(1), the minister to whom the powers, duties and functions are transferred may exercise the powers and perform the duties and functions under his title or the title of the minister from whom they are transferred.

PSF 40 – 29040 June 2007	Page 2 of 2

No. 456/2014

DÉCRET

DÉCRET

1.	Le présent décret modifie le décret n° 358/2013, tel qu’il a été antérieurement modifié par les décrets nos 407/2013 et 142/2014.

2.	Le paragraphe 5 est remplacé par ce qui suit:

5.	Monsieur Eric Robinson, membre du Conseil exécutif, continue à exercer, à titre amovible, ses fonctions de ministre des Affaires autochtones et du Nord et de ministre chargé de l’application de la loi suivante:

Loi sur le Fonds de développement économique local     C155.

II est de plus nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre responsable de l’Hydro-Manitoba.

3.	Le paragraphe 7 est supprimé.

4.	II est ajouté, avant le paragraphe 8, ce qui suit:

7.1	Monsieur Drew Caldwell, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la Province du Manitoba, ministre des Administrations municipales.

5.	Le paragraphe 8 est remplacé par ce qui suit:

8.	Monsieur Peter Bjornson, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de I’Éducation et de I’Enseignement supérieur.

6.	Le paragraphe 9 est supprimé.

7.	Le paragraphe 10 est remplacé par ce qui suit:

10.	Madame Kerri Irvin-Ross, membre du Conseil exécutif, est nommée à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre du Logement et du Développement communautaire, ministre responsable de la Fonction publique et ministre responsable des Personnes handicapées et elle continue à exercer, à titre amovible, ses fonctions de ministre des Services à la famille et de ministre responsable de la Condition féminine.

8.	Le paragraphe 11 est supprimé.

9.	Le paragraphe 12 est supprimé.

10.	Le paragraphe 14 est supprimé.

11.	Le paragraphe 15 est remplacé par ce qui suit:

15.	Monsieur Kevin David Chief, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de I’Emploi et de I’Économie et il continue à exercer, à titre amovible, ses fonctions de ministre responsable des relations avec la Ville de Winnipeg au sein du ministère des Administrations municipales.

12.	Le paragraphe 17 est remplacé par ce qui suit:

17.	Madame Sharon Blady, membre du Conseil exécutif, est nommée á titre amovible, sous le Grand Sceau de la province du Manitoba, ministre de la Santé.

13.	Le paragraphe 19 est remplacé par ce qui suit:

19.	Monsieur James Allum, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la Province du Manitoba, ministre de la Justice et procureur général, gardien du Grand Sceau de la province du Manitoba, ministre responsable des Affaires constitutionnelles et ministre chargé de l’application de la loi suivante:

Loi sur la Société d’assurance publique du Manitoba     P215.

PSF 40F – 29040 2002	1/2

No. 456/2014

14.	II est ajouté, après le paragraphe 19, ce qui suit:

19.1	Monsieur Greg Dewar, membre du Conseil exécutif, est nommé à titre amovible, sous le Grand Sceau de la Province du Manitoba, ministre des Finances et ministre chargé de I’application de la loi suivante:

Loi sur l’examen public des activités des corporations de

la Couronne et l’obligation redditionnelle de celles-ci         C336.

19.2	Madame Deanne Crothers, membre du Conseil exécutif, est nommée à titre amovible, sous le Grand Sceau de la Province du Manitoba, ministre de la Vie saine et des Aînés.

19.3	Madame Melanie Wight, membre du Conseil exécutif, est nommée à titre amovible, sous le Grand Sceau de la Province du Manitoba, ministre des Enfants et des Perspectives pour la jeunesse.

15.	Le présent décret entre en vigueur immédiatement.

DISPOSITIONS HABILITANTES

La Loi sur l’organisation du gouvernement, c. E170 de la C.P.L.M., prévoit notamment ce qui suit:

« Autorité au sein des ministères

3(1) Le lieutenant-gouverneur en conseil peut nommer, sous le Grand Sceau de la province, un des ministres président du Conseil exécutif et d’autres ministres pour qu’ils dirigent les divers ministères et qu’ils exercent les attributions qu’il leur confère. Les personnes ainsi nommées occupent leur charge à titre amovible. Le lieutenant-gouverneur en conseil peut établir les titres sous lesquels les ministres sont désignés.

Ministères supplémentaires

3(2) Un ministre peut être nommé afin de diriger plus d’un ministère.

[...]

Transfert des fonctions ministérielles

5(1) Le lieutenant-gouverneur en conseil peut transférer au ministre qu’il désigne par son nom, par son titre ou autrement, tout ou partie des attributions que la loi confère à un autre ministre.

Exercice des pouvoirs transférés

5(2) Le ministre à qui tout ou partie des attributions est transféré en application du paragraphe (1) peut les exercer en utilisant son titre ou celui du ministre qui en était titulaire avant le transfert. »

PSF 40 – 29040 2002	2/2